Earnings Presentation Fourth Quarter ended December 31, 2018 EXHIBIT 99.1

DISCLAIMER Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes to the value of our assets; our business prospects and the prospects of our current and prospective portfolio companies; the impact of investments that we expect to make; the impact of increased competition; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy, including general economic trends, and its impact on the industries in which we invest; the ability of our prospective portfolio companies to achieve their objectives; the relative and absolute performance of our investment adviser, including in identifying suitable investments for us; our expected financings and investments; the adequacy of our cash resources and working capital; our ability to make distributions to our stockholders; the effects of legislation and regulations and changes thereto; the timing of cash flows, if any, from the operations of our prospective portfolio companies; and the impact of future acquisitions and divestitures. We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements for any reason, and future results could differ materially from historical performance. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the U.S. Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

MARKET TRENDS & QUARTERLY HIGHLIGHTS Yield seeking investors continue to deploy capital to managers raising private credit funds focused on the middle market Given the heightened competition across the middle market, we continue to find more attractive relative value in larger club and syndicated deals as compared to the lower middle market The broadly syndicated leveraged finance markets experienced significant volatility during the latter half of Q4 2018 driven primarily by large capital outflows The market volatility led to widening of yields in the broadly syndicated and club loan markets relative to the lower middle market, providing an opportunity to execute deals at attractive pricing We also continue to focus on servicing our existing sponsor clients who are seeking add-on acquisition financings, recapitalizations and new business CURRENT MARKET TRENDS QUARTERLY HIGHLIGHTS New par additions during Q4 2018 totaled $115.1 million across 19 new portfolio companies at a weighted average yield at cost of 8.5% Repayments during Q4 2018 totaled $34.1 million at a weighted average yield at cost of 10.1% Declared a Q1 2019 dividend of $0.23 per share payable on March 29, 2019 to shareholders of record as of March 22, 2019 Leverage of the portfolio increased slightly to 3.8x as of December 31, 2018 compared to 3.7x in the prior quarter, as a result of executing deals to larger companies with modestly higher leverage Weighted average risk rating increased to 2.4 from the prior quarter of 2.3 Successfully executed the refinancing of our CLO, reducing the effective interest rate by approximately 80 basis points and extending the reinvestment period to November 2022

EARNINGS HIGHLIGHTS

QUARTERLY RESULTS OF OPERATIONS

($ in thousands, except per share data)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Total investment income	$ 9,561	$ 9,312	$ 9,688	$ 10,221	$ 9,689
Total expenses	6,401	5,578	5,304	5,307	5,421
Net investment income	**3,160**	**3,734**	**4,384**	**4,914**	**4,268**
Net realized gain/(loss) on investments	13	(27)	317	(577)	(25,961)
Net change in unrealized (loss)/gain on investments	(8,886)	(2,218)	(1,857)	(2,312)	25,411
Loss on refinancing of debt	(2,218)	-	-	-	-
Net (decrease)/increase in net assets resulting from operations	**(7,931)**	**1,489**	**2,844**	**2,025**	**3,718**
Net investment income per share	0.20	0.23	0.27	0.31	0.27
Net realized/unrealized losses from investments per share	(0.56)	(0.14)	(0.09)	(0.18)	(0.04)
Loss on refinancing of debt per share	(0.14)	-	-	-	-
Net (loss)/earnings per share	**(0.50)**	**0.09**	**0.18**	**0.13**	**0.23**
Dividends declared per common share	0.23	0.28	0.28	0.28	0.28
Net asset value per share	**10.52**	**11.25**	**11.44**	**11.54**	**11.69**

FINANCIAL HIGHLIGHTS

- Earned net investment income of $0.20 per share for the fourth quarter, which was lower than $0.23 per share in the prior quarter primarily due to higher interest expense of $0.8 million incurred on the incremental leverage from our CLO, which was upsized in October 2018. This was offset by higher interest income of $0.2 million earned on investments closed during the second half of the quarter
- Net realized and unrealized losses on investments of $8.9 million, or $0.56 per share, for the three months ended December 31, 2018 were primarily driven by:
  - $3.1 million of unrealized losses on our investments in Confluence Outdoor, LLC, Cochon – MWS Holdings LLC (f.k.a. Rooster Energy), Gold Coast Bakeries, LLC and Profusion Industries, LLC; and
  - $5.8 million of negative mark-to-market adjustments on our syndicated loan portfolio driven by the year-end market volatility which has partially reversed subsequent to year-end
- Recognized a non-recurring charge of $2.2 million, or $0.14 per share, in Q4 2018 related to the refinancing and upsize of our CLO

4

RECENT PORTFOLIO ACTIVITY PORTFOLIO TURNOVER Q1 2018 excludes the non-cash structuring of Rooster Energy Ltd which resulted in a realization event of $1.3 million               Par ($ in millions) Q4 2018 Q3 2018 Q2 2018 Q1 2018(1)     Full Year 2018     Quarterly Average           Originated $ - $ 7.8 $ 8.3 $ 19.5   $ 35.6     $ 8.9   Club 57.7 7.1 32.1 6.0   102.9     25.7   Purchased 21.5 12.9 34.9 3.6   72.9     18.2   Total add-on investments 35.9 23.3 10.3 7.8   77.3     19.3                       Total new investments 115.1 51.1 85.6 36.9   288.7     72.1   Less: Total repayments/sales (34.1) (68.2) (73.8) (35.9)   (212.0)     (53.0)           Net additions/(repayments) $ 81.0 $ (17.1) $ 11.8 $ 1.0   $ 76.7     $ 19.1                                       Summary Q4 2018 Q3 2018 Q2 2018 Q1 2018     Full Year 2018     Quarterly Average   Number of investments to new portfolio companies 19 10 17 5   51     13   Weighted average yield of new investments at amortized cost(1) 8.5% 8.5% 8.7% 9.7%   8.6%     8.8%                   Number of repayments/sales 3 4 8 5     20     5   Weighted average yield of repayments/sales at amortized cost(1) 10.1% 11.0% 11.4% 11.2%   11.0%     10.9%

PORTFOLIO COMPOSITION AS OF DECEMBER 31, 2018

PORTFOLIO HIGHLIGHTS

- As of December 31, 2018, the 2017 and 2018 vintages represent approximately 91.3% of our portfolio
- Portfolio consists of 118 investments across 93 portfolio companies diversified across approximately 30 industries
- As of December 31, 2018, the weighted average adjusted EBITDA across our investments was $125.7 million(4)

PORTFOLIO VINTAGE, INDUSTRY DIVERSIFICATION AND ADJUSTED EBITDA RANGES(1)

INVESTMENT VINTAGE(2) ($ in millions)



$300
$250
$200
$150
$100
$50
$-
2.9%
2.3%
3.5%
32.9%
58.4%
2014
2015
2016
2017
2018

TOP 10 INDUSTRIES(3)



27.4%
16.4%
11.6%
7.8%
7.2%
5.8%
5.6%
5.4%
5.3%
3.9%
3.6%
Various
Healthcare Equipment and Services
Commercial Services and Supplies
Household Products and Durables
Hotels, Restaurants and Leisure
Textiles, Apparel and Luxury Goods
Diversified Telecommunication Services
Auto Components
Food Products
Leisure Products
Electrical Equipment

TRAILING TWELVE MONTH ADJUSTED EBITDA RANGES OF PORTFOLIO COMPANIES (4)



9.7%
37.2%
25.4%
27.7%
< $10.0 million
$10.1 - $50.0 million
$50.1 - $100.0 million
> $100.0 million

(1) Charts based on fair values as of December 31, 2018
(2) Investment vintage represents the later of (1) an investment's original issuance date or (2) the date of the most recent upsize/refinancing at which point a re-underwriting of the credit was performed
(3) Various classification includes 19 different industries. Refer to the Consolidated Schedule of Investments in the Garrison Capital Inc. Annual Report on Form 10-K for the full list of our investments by industry
(4) Excludes consumer loan portfolio investment, debt investments placed on non-accrual, equity investments and non-operating portfolio companies as defined on page 8

6

CREDIT QUALITY RISK RATINGS * Risk Rating table excludes consumer loans and equity investments   As of December 31, 2018 As of September 30, 2018 As of December 31, 2017 ($ in thousands) Investments at Fair Value   Percentage of Total Investments Investments at Fair Value Percentage of Total Investments Investments at Fair Value Percentage of Total Investments Risk Rating 1 $ 26,431   5.9% $ 24,197 6.5% $ 33,643 8.7 % Risk Rating 2 260,914   58.6   227,338 61.0 164,242 42.4 Risk Rating 3 147,463   33.1   118,657 31.8 185,484 47.8 Risk Rating 4 10,585   2.4   2,781 0.7 4,111 1.1   $ 445,393   100.0% $ 372,973 100.0% $ 387,480 100.0 % Risk Rating Description 1 High quality investment with no loss of principal expected 2 Moderate to high quality investment with no loss of principal expected 3 Moderate quality investment with market rates of expected loss of principal and potential non-compliance with financial covenants 4 Low quality investment with an expected loss of principal. In the case of risk rating 4 loans, our investment adviser will assign a recovery value to the loan

PORTFOLIO TRENDS

*$ in millions, Percentages based on fair value unless otherwise noted**	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Portfolio Summary:					
Total portfolio, at fair value	$ 454.0	$ 383.0	$ 401.9	$ 392.8	$ 394.7
Total number of portfolio companies	93	77	71	62	62
Total number of investments	118	98	92	82	81
Average size of debt investments	$ 4.6	$ 4.6	$ 5.2	$ 5.7	$ 6.0
Weighted average price of debt investments	95.7	97.2	97.8	98.1	98.6
Portfolio Yields:[1]					
Weighted average yield on debt investments at amortized cost[2]	9.1%	9.2%	9.5%	10.0%	9.9%
Weighted average yield on debt investments at fair value[2]	10.2%	9.6%	9.7%	10.0%	10.1%
Weighted average yield on total portfolio at amortized cost	8.5%	8.7%	9.1%	9.5%	9.7%
Weighted average yield on total portfolio at fair value	9.9%	9.1%	9.3%	9.5%	9.9%
Portfolio Structure:					
First lien senior secured debt investments	98.3%	97.6%	97.9%	97.2%	98.2%
Equity and other investments	1.7%	2.4%	2.1%	2.8%	1.8%
Floating rate debt investments	99.7%	99.6%	99.5%	99.4%	99.3%
Fixed rate debt investments	0.3%	0.4%	0.5%	0.6%	0.7%
Portfolio Sourcing:					
Originated[3]	25.3%	29.9%	34.9%	46.4%	45.1%
Club[4]	37.8%	35.0%	32.2%	27.0%	29.9%
Purchased[5]	36.9%	35.1%	32.9%	26.6%	25.0%
Portfolio Credit Quality:					
Performing debt investments	99.5%	99.3%	98.8%	98.8%	98.9%
Non-accrual debt investments	0.5%	0.7%	1.2%	1.2%	1.1%
Weighted average debt / EBITDA of our portfolio companies[6]	3.8x	3.7x	3.7x	3.8x	3.7x
Weighted average risk rating of our debt investments	2.4	2.3	2.3	2.3	2.4

(1) Weighted average yield represents the portfolio's return from the all-in interest rate plus the annualized accretion income from (i) any original issue discount or premium when calculating weighted average yield at amortized cost and (ii) any market discount or premium when calculating weighted average yield at fair value as of the balance sheet date to par at each investments contractual maturity date, excluding the effect of any scheduled principal amortization payments. For those investments valued based on an estimated recovery rate, the weighted average yield calculation is based on redeeming the investment at the current expected recovery rate rather than at par.
(2) Calculation excludes consumer loan portfolio investment, unfunded revolvers, debt investments placed on non-accrual and equity investments
(3) Originated positions include investments where we have sourced and led the execution of the deal
(4) Club positions include debt investments with a total tranche size less than $250.0 million where we provide direct lending to a borrower with a small number of other lenders but did not lead the deal
(5) Purchased positions include debt investments with a total tranche size greater than $250.0 million that was sourced from a bank loan syndication or the secondary market
(6) Excludes consumer loan portfolio investment, unfunded revolvers, debt investments placed on non-accrual, equity investments and non-operating portfolio companies, which we define as those investments collateralized by real estate, commodity reserves or other hard assets. As of December 31, 2018, $7.7 million of par value and $7.7 million of fair value was excluded
* Table as of each respective quarter end and excludes investments with a fair value of zero from all figures except for the total number of portfolio companies and total number of investments

8

Our U.S. GAAP debt to equity ratio was 1.85x while our regulatory debt to equity ratio was 1.49x(1) as of December 31, 2018 $60.0 million of SBIC Debentures outstanding as of December 31, 2018 with $10.0 million of remaining available SBIC capacity Total CLO revolving notes drawn as of December 31, 2018 was $8.0 million with $42.0 million of remaining available capacity Weighted average cost of funds decreased to 4.4% as of December 31, 2018 from 4.8% in the prior quarter primarily due to the CLO refinance PORTFOLIO LEVERAGE & CAPITAL STRUCTURE LIQUIDITY & CAPITAL STRUCTURE PORTFOLIO LEVERAGE (1) Regulatory debt to equity ratio excludes SBIC leverage and unfunded commitments ($ in millions) Liquidity available in SBIC Subsidiary Liquidity available in CLO Subsidiary Liquidity available in GARS ($ in millions) $80.0 $60.0 $40.0 $20.0 $- $66.8 $50.4$25.2 $31.9 Weighted Average Cost of Funds Q4 2018 4.4% Q3 2018 4.8% Q2 2018 4.8% Q1 2018 4.5%

Assets December 31, 2018 September 30, 2018 Variance ($ in thousands, except per share data) (audited) (unaudited) $ % Investments, at fair value $ 453,977 $ 382,966 71,011 18.5% Cash and cash equivalents 30,138 29,370 768 2.6% Cash and cash equivalents, restricted 15,584 25,651 (10,067) -39.2% Due from counterparties 58 1,337 (1,279) -95.7% Accrued interest receivable 2,585 2,127 458 21.5% Other assets 1,624 1,331 293 22.0% Total assets 503,966 442,782 61,184 13.8%           Liabilities         Debt 307,492 243,465 64,027 26.3% Due to counterparties 23,390 15,041 8,349 55.5% Payables to affiliates 320 1,749 (1,429) -81.7% Accrued interest payable 3,040 1,231 1,809 147.0% Accrued expenses and other payables 812 761 51 6.7% Total liabilities 335,054 262,247 72,807 27.8% Total net assets 168,912 180,535 (11,623) -6.4% Total liabilities and net assets 503,966 442,782 61,184 13.8% Net asset value per share $ 10.52 $ 11.25 $ (0.73) -6.4% COMPARATIVE STATEMENT OF FINANCIAL CONDITION

  Three Months Ended     Investment income December 31, 2018 September 30, 2018 Variance ($ in thousands, except per share data) (audited) (unaudited) $ % Interest income $ 9,385 $ 8,862 523 5.9% Other income 176 450 (274) -60.9% Total investment income 9,561 9,312 249 2.7% Expenses         Interest expense 3,440 2,981 459 15.4% Management fee, net of waivers 1,543 1,504 39 2.6% Incentive fee 271 - 271 N/A Professional fees 294 326 (32) -9.8% Directors' fees 77 76 1 1.3% Administrator expenses 404 341 63 18.5% Other expenses 372 350 22 6.3% Total expenses 6,401 5,578 823 14.8% Net investment income 3,160 3,734 (574) -15.4%           Realized and unrealized (losses)/gains         Net realized gains/(losses) on investments 13 (27) 40 148.1% Net change in unrealized losses on investments (8,886) (2,218) (6,668) -300.6% Loss on refinancing of debt (2,218) - (2,218) N/A Net realized and unrealized losses (11,091) (2,245) (8,846) -394.0% Net (decrease)/increase in net assets resulting from operations (7,931) 1,489 (9,420) -632.6% Net investment income per common share $ 0.20 $ 0.23 $ (0.03) -13.0% Basic (loss)/earnings per common share $ (0.50) $ 0.09 $ (0.59) -655.6% Basic weighted average common shares outstanding 16,049,352 16,049,352 - - Dividends and distributions declared per common share $ 0.23 $ 0.28 $ (0.05) -17.9% COMPARATIVE STATEMENT OF QUARTERLY OPERATING RESULTS

GARRISON CAPITAL INC. 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Tel: 212-372-9590 Fax: 212-372-9525 Contact Information CONTACT INFORMATION